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                                                                      Exhibit 23

                      CONSENT of INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File Nos. 33-1480, 33-17870, 33-37115, 33-38781 and 33-39162) of the Kraft Foods Thrift Plan of our report dated March 28, 1997, on our audits of the financial statements of the Kraft Foods Thrift Plan as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, and the financial statement schedule as of December 31, 1996, which report is included in this annual report on Form 11-K.




                                                        COOPERS & LYBRAND L.L.P.



Chicago, Illinois
April 14, 1997